ASSET PURCHASE AGREEMENT


THIS ASSET PURCHASE AGREEMENT, dated as of March 13, 2007, is by and between FIVE STAR PRODUCTS, INC., a Delaware Corporation (the "Purchaser"), and RIGHT-WAY DEALER WAREHOUSE, INC., a Massachusetts corporation (the "Seller").

         A. On January 22, 2006, Seller filed a petition under Chapter 11 of the United States Bankruptcy Code ("Bankruptcy Code") with the Bankruptcy Court for the District of Massachusetts ("Bankruptcy Court").

         B. The parties hereto wish to provide for the terms and conditions upon which Purchaser will, subject to Bankruptcy Court Approval, purchase those Assets of Seller (as defined herein) used in or relating to the business conducted by the Seller as of the date of this Agreement (the "Business").

         C. The parties hereto wish to make certain representations, warranties, covenants and agreements in connection with the purchase of the Assets and also to prescribe various conditions to such transaction.

         Accordingly, and in consideration of the representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

1.       PURCHASE OF ASSETS

         1.1      Assets to be Purchased.

                  (a) Upon the terms and subject to the conditions of this Agreement, Seller will sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase, at the Closing (hereinafter defined), all of the assets of Seller used primarily in the Business, of every nature, kind and description, tangible and intangible, real, personal or mixed, whether or not carried or reflected on the books and records of Seller, excepting only the Excluded Assets (as hereinafter defined). The assets to be sold to Purchaser are sometimes hereinafter referred to as the "Assets". The Assets shall include, without limitation, the following assets which relate primarily to the
         Business:

                           (i) all machinery and equipment, computer equipment,
                  fixtures, furniture, office equipment, tools, vehicles, software and other tangible personal property owned by Seller and used exclusively in the operation of the facility located at 1202 Metropolitan Avenue, Brooklyn, New York (the "Brooklyn Business") including, but not limited to, all such personal property identified on Exhibit 1.1(a)(i) (collectively, the "Personal Property");

                           (ii) all inventory of Seller wherever located,
                  including raw materials, work-in process, goods in transit, which shall be reflected by purchase orders entered into in


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                  the normal course of business (the "Goods in Transit"),
                  finished goods and rights to consigned inventory (if any) which inventory will be specifically identified as of the Closing (the "Inventory");

                           (iii) all of Seller's interest in customer lists
                  related primarily to the Business;

                           (iv) all governmental and other permits, licenses,
                  approvals, certificates of inspection, filings, franchises and other authorizations relating to the operations of the Brooklyn Business (the "Permits and Licenses");

                           (v) copies of all books, records, sales literature
                  and other data of Seller relating to the Brooklyn Business, provided, however that Seller shall allow Purchaser access to all original books, records and data relating to the accounting, finances or corporate organization of the Business for four years after the Closing upon reasonable requests therefor;

                           (vi) all accounts receivable of Seller as of the
                  Closing (the "Accounts Receivable");

                           (vii) all claims, causes of action and rights of
                  recovery (including, without limitation, under insurance policies) which relate to the Accounts Receivable;

                           (viii) all rights of Seller to all trade names and
                  marks of Seller, including, but not limited to the names identified on Exhibit 1.1(a)(viii) hereto, and any and all variations thereof and all marks related thereto; and

                           (ix) telephone, facsimile and telex numbers, and all
                  listings in all telephone books and directories for the Brooklyn Business;

                           (x) any and all of Seller's goodwill in and going
                  concern value of the Business.

                  Other than Assumed Liabilities (hereinafter defined), all Assets will be sold, transferred, conveyed, assigned and delivered to Purchaser free and clear of all liens, charges, mortgages, pledges, encumbrances, or other security interests of any kind or nature, arising by operation of law or otherwise (collectively "Security Interests"), liabilities, obligations, rights of third parties (express or implied), restrictions, licenses, rights of reclamation, claims or interests of any kind or nature, including any "interest in property" as defined in Section 363 of the Bankruptcy Code.

                  (b) Notwithstanding the foregoing, Seller will not sell, transfer, convey, assign or deliver to Purchaser, and Purchaser will not purchase from Seller, the following assets (the "Excluded Assets"):

                           (i) the consideration delivered to Seller pursuant to
this Agreement;


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                           (ii) the minute books (and any documents related to
                  Seller's organization or foreign qualification contained in such minute books), corporate seal and stock records, other than those relating exclusively to the Brooklyn Business;

                           (iii) choses in action, shares of capital stock in
                  and claims against Allpro Corporation, including all rebates and causes of action against Allpro Corporation;

                           (iv) any claims, causes of action and choses in
                  action of Seller including those arising under Sections 362, 510 and 540 through 550 of the Bankruptcy Code;

                           (v) cash, money and deposits with financial
                  institutions and others, certificates of deposit, commercial paper, notes, evidences of indebtedness, stocks, bonds and other investments and intercompany indebtedness;

                           (vi) any federal and state tax refunds due to Seller;

                           (vii) all insurance policies, including all pre-paid
                  insurance;

                           (viii) all vehicles, other than those used
                  exclusively in the operation of the Brooklyn Business; and

                           (ix) all machinery and equipment, computer equipment,
                  fixtures, furniture, office equipment, tools, test equipment, tooling, boats, vehicles, software and other tangible personal property of Seller other than that which is exclusively used in the Brooklyn Business; and

                           (x) any inventory consisting of pesticides which do
                  not comply with applicable laws, rules, regulations or ordinances.

                  (c) Within five (5) days of the date of this Agreement, Purchaser shall designate those executory contracts and unexpired leases associated with the Brooklyn Business that Purchaser desires Seller to assume and assign to Purchaser (the "Designated Contracts"); provided that Purchaser may not designate any insurance contracts for assumption or assignment. Subject to obtaining the approval of the Bankruptcy Court, at Closing, Seller shall assume and/or assign to the Buyer all of the Designated Contracts. To permit the assumption and assignment of any of the Designated Contracts to Purchaser pursuant to this Agreement, Purchaser hereby agrees to (i) pay in cash at Closing
         (A) any associated cure amount required with respect to the Designated Contracts, and (B) any attorneys' fees and costs, interest and/or penalties allowed by the Bankruptcy Court with respect to the Designated Contracts, and (ii) to provide adequate assurance of future performance under the Bankruptcy Code with respect to such Designated Contracts.



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

         1.2      Liabilities.

                  (a) Upon satisfaction of all conditions to the obligations of the parties contained herein (other than such conditions as have been made in accordance with the terms hereof), Purchaser will assume accrued 2007 vacation obligations to Seller employees hired by Purchaser after the Closing, which vacation obligations shall not exceed $[____] (the "Assumed Liabilities").

                  (b) Seller expressly understands and agrees that, except for the Assumed Liabilities and the amount due to Seller's vendors on Trade Credit Inventory and for Goods in Transit, both as provided in Section 1.5(a)(ii), Purchaser has not agreed to pay, will not be required to assume and will have no liability or obligation, direct or indirect, absolute or contingent, for the liabilities of Seller or any respective affiliates or associates, which liabilities will, as between Seller and Purchaser remain the sole responsibility of Seller (the "Retained Liabilities"). Retained Liabilities shall include, without limitation, any and all obligations of Seller for any accrued severance pay and any and all obligations of Seller to Seller's vendors, employees or other creditors.

                  (c) Purchaser shall remove the Inventory located at Seller's Norwood, Massachusetts facility (the "Non-Brooklyn Inventory") within ten (10) days after the Closing Date. In order to facilitate such removal, Seller shall use its best efforts to retain a sufficient number of employees at the Norwood facility for three business days following the Closing Date at Purchaser's sole cost and expense. After the Closing Date, Purchaser shall be solely responsible for the costs associated with the Non-Brooklyn Inventory, including removal, shipping and security costs; provided that Seller shall pay any rent due for the Norwood facility through the end of the calendar month in which the Closing occurs. Purchaser acknowledges that Seller intends to layoff any employees associated with the Norwood facility on the Closing Date (subject to the three-day retention provided for above),and to terminate any insurance respecting such facilities on the tenth day following the Closing Date.

         1.3      Purchase Price.

                  (a) Subject to adjustment pursuant to Section 1.5 hereof, the total consideration to be paid by Purchaser to Seller for the Assets (the "Purchase Price") will be a cash payment equal to Five Million Dollars ($5,000,000) minus the amount of any reduction of the Purchase Price pursuant to Section 1.5 hereof (the "Cash Consideration").

                  (b) Purchaser will pay the Cash Consideration at the Closing to Seller by certified bank check or wire transfer of immediately available funds to an account designated by Seller.

                  (c) A deposit of Two Hundred Thousand Dollar ($200,000) (the "Deposit") shall be paid to Seller upon executing the Agreement by certified bank check or wire transfer of immediately available funds to


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

         an account designated by Seller. If Purchaser fails to consummate the transactions contemplated in this Agreement through no fault of Seller, the Deposit shall be forfeited to Seller as Seller's sole and exclusive remedy at law or in equity.

         1.4      Closing.

         Unless this Agreement has been terminated and the transactions contemplated have been abandoned pursuant to Article 7 hereof, a closing (the "Closing") will be held on second business day following the entry of the Sale Order (as defined herein), but in any event not later than April 13, 2007 (the "Closing Date"), provided that no stay of effectiveness of the Sale Order is in effect. The Closing will be held at such place as the parties may agree, at such time as the parties may agree, at which time and place the documents and instruments necessary or appropriate to effect the transactions contemplated herein will be exchanged by the parties.

         1.5      Closing Adjustments of Purchase Price.

                  (a)      Working Capital Adjustment.

                           (i) Seller shall in good faith take a physical
                  inventory of the remaining inventory of the Business as of the close of business on the day immediately prior to the Closing Date (the "Pre-Closing Inventory"). Such physical inventory shall be priced out on the same cost basis as the inventory figures and working capital calculation provided by Seller to Purchaser as of February 14, 2007 ("February Working Capital"). Purchaser and Seller agree that the February Working Capital was $6,575,000, consisting of inventory aggregating $3,863,000 and accounts receivable aggregating $2,712,000.

                           (ii) Seller shall deduct from the amount of the
                  Pre-Closing Inventory the value (priced out on the same cost basis as the February Working Capital) of the inventory purchased on credit at the Brooklyn Business (the "Trade Credit Inventory") which shall be specifically identified by Seller in a schedule delivered to Purchaser prior to the Closing. Hereinafter, the amount of the Pre-Closing Inventory less the value of the Trade Credit Inventory shall be referred to as the "Closing Date Inventory" (not to include any Goods in Transit).

                           (iii) Seller and Purchaser shall promptly after the
                  execution of this Agreement meet for the purpose of designing a process to take an inventory described above and agree with respect to the design and taking of such inventory, and Purchaser shall have the right and Seller shall permit Purchaser to participate in such inventory and review the calculations related to costing of the physical inventory, in each case on such basis as Purchaser shall reasonably request.

                           (iv) Purchaser shall assume and pay any amount due
                  for: (A) the Trade Credit Inventory, provided, however, that such amount shall not exceed Eighty Thousand Dollars ($80,000), and (B) the Goods in Transit.



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

                           (v) As of the close of business on the day
                  immediately prior to the Closing Date, an up-to-date accounts receivable aged trial balance will be run (the "Closing Date A/R"). Seller shall execute a certificate setting forth its good faith estimate of the Closing Date A/R. The sum of the Closing Date Inventory and the Closing Date A/R shall hereinafter be referred to as the "Closing Working Capital."

                           (vi) The working capital adjustment to the Purchase
                  Price shall be equal to the product of (x) 0.76 and (y) the total of (a) the February Working Capital, minus (b) the Closing Working Capital (the "Working Capital Adjustment").

                           (vii) The Purchase Price shall be decreased by the
                  Working Capital Adjustment.


                  (b) Payable Adjustment. The Purchase Price shall be increased by the amount of any ordinary course post-petition payables related to the Brooklyn Business that are currently due and payable by Seller at the Closing, including current wages, utilities, and normal recurring expenses provided that
(i) Seller continues to pay its payables timely and in the ordinary course within normal billing terms, (ii) Seller will pay April rent for the Leased Premises as required under the existing lease agreement, and (iii) Seller will be responsible for paying and reporting of all withholding taxes, social security, Medicare and similar expenses (the "Payable Adjustment"), and provided further that the Payable Adjustment shall not exceed Fifty Thousand Dollars ($50,000).

                  (c) Notwithstanding the foregoing, in no event shall the Purchase Price exceed Five Million Dollars ($5,000,000).


         1.7      Instruments of Transfer to Purchaser.

                  (a) At the Closing, Seller will deliver to Purchaser:

                           (i) executed deeds, assignments, bills of sale or
                  certificates of title, dated the Closing Date, transferring to Purchaser all of Seller's right, title and interest in and to the Assets, in form and substance reasonably satisfactory to Purchaser and its counsel;

                           (ii) the certificates required of Seller pursuant to
                  Section 5.9 hereof;

                           (iii) all data relating to the Assets, property,
                  goodwill and business included in the Seller's business, except those books and records related to the Excluded Assets;



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

                           (iv) certified copy of the Sales Order, as defined in
                  Section 4.3, in form and substance satisfactory to Purchaser;

                           (v) certificate of an officer certifying that, as of
                  the time of the Closing, the Sale Order is not subject to appeal, reversal, reconsideration, modification or amendment and is not subject to a stay or injunction;

                           (vi) the duly executed Purchaser Lease required
                  pursuant to Section 5.11 hereof; and

                           (vii) any other documents reasonably requested by
                  Purchaser, to confirm the accuracy of the representations and warranties and the performance of the agreements of Seller hereunder.

                  (b) Seller will take all other actions necessary to put Purchaser in actual possession and operating control of the Assets; and

                  (c) At the Closing, Purchaser will deliver to Seller the following:

                           (i) the Purchase Price to be paid at the Closing;

                           (ii) executed Employment Agreement, required pursuant
                  to Section 5.12 hereof;

                           (iii) the certificates referred to in Section 6.6
                  hereof; and

                           (iv) any other documents reasonably requested by
                  Seller, to confirm the accuracy of the representations and warranties and the performance of the agreements of Purchaser hereunder.

2.       REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Purchaser as of the date hereof as follows and as of the Closing as follows, and confirms that Purchaser is relying upon the accuracy of each such representation and warranty in connection with the purchase of the Assets and completion of the transactions contemplated hereby:

         2.1      Corporate Status; Authorization.

         Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Subject to Bankruptcy Court Approval, Seller has full power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The Board of Directors of Seller has duly authorized the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein. This Agreement has been duly and validly executed and delivered by Seller and no other corporate action is necessary. Subject to Bankruptcy Court approval, this Agreement will be valid and binding legal obligation of Seller, enforceable against it in accordance with its terms.



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

         2.2      Non-Contravention.

         Purchaser acknowledges that the Assets are subject to various claims and Liens, including those asserted by Bank of America, creditors asserting reclamation claims and others. Subject to receipt of the Sale Order, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will: (i) violate or be in conflict with any provision of Seller's articles of organization or bylaws; (ii) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under any permit or license necessary for the operation of the Brooklyn Business; (iii) result in the creation or imposition of any Security Interest, conditional or installment sales agreement, claim, easement, right of way, tenancy (other than as relates to Purchaser Lease, as defined herein), covenant, encroachment, restriction or charge of any nature (whether or not of record) (a "Lien"), upon the Assets, or any debt, obligation, contract, agreement or commitment to or by which the Assets are or may be bound; or (iv) violate any statute, treaty, law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters (referred to herein individually as a "Law" and collectively as "Laws") of any foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority (referred to herein individually as an "Authority" and collectively as "Authorities").

         2.3      Consents and Approvals.

         Subject only to Bankruptcy Court Approval and the notices required to be obtained in seeking such approval, and to the best of Seller's knowledge, no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with ("Consent") any individual or entity, including without limitation any Authority, is required in connection with the execution, delivery or performance of this Agreement by Seller or the consummation by Seller of the transactions contemplated herein.

         2.4      Absence of Certain Changes.

         Except as caused by or disclosed in Seller's Chapter 11 case, and to the best of Seller's knowledge, since February 14, 2007, Seller has owned the Assets and operated the Brooklyn Business in the ordinary course of business and consistent with past practice. Without limiting the generality of the foregoing, subject to the foregoing exceptions:

                  (a) the Brooklyn Business has not experienced any change which has had a Material Adverse Effect on the Brooklyn Business or experienced any event or failed to take any action which reasonably could be expected to result in a Material Adverse Effect on the Brooklyn Business;



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

                  (b) the Brooklyn Business and the Assets have not suffered any material loss, damage, destruction of property or other casualty to property (whether or not covered by insurance);

                  (c) Seller has not suffered any loss of officers, employees, dealers, distributors, independent contractors, customers or suppliers which had or may reasonably be expected to result in a Material Adverse Effect on the Brooklyn Business; and

                  (d) no event has taken place which if consummated following the date hereof would constitute a violation of Section 4.1 hereof.

         2.5      Assets.

                  (a) Seller has good and marketable title to all of the Assets.

                  (b) Subject to the approval of the Bankruptcy Court, Seller has full right and power to, and at the Closing will, deliver to Purchaser good title to all of the Assets, free and clear of any Lien.

                  (c) The machinery, equipment and other Personal Property included in the Assets being sold to Purchaser are being sold on an "as is, where is" basis; provided, however, that to the best of Seller's knowledge, the Personal Property is presently in working order for its intended use.

                  (d) The Assets include all of the property and assets, real, personal and mixed, tangible and intangible, presently used to carry on the Brooklyn Business, and the Assets are adequate to carry on the Brooklyn Business as presently conducted.

                  (e) Seller does not own any real properties. Seller is not a foreign person and is not controlled by a foreign person, as the term foreign person is defined in Section 1445(f)(3) of the Internal Revenue Code.

         2.6      Receivables and Payables.

                  (a) Seller has good right, title and interest in and to the inventory and trade accounts receivable constituting the Assets;

                  (b) none of such trade accounts receivable is subject to any Lien, other than the Liens set forth in the Debtor's bankruptcy schedules and statement of financial affairs (collectively the "Bankruptcy Schedules");

                  (c) all of the trade accounts receivable owing to Seller constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of business; and;

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

                  (d) the aging schedule of the trade accounts receivable of Seller to be set forth on the report of the Closing Date A/R will be complete and accurate.

         2.7      Litigation.

         Except for the Chapter 11 case and the DEC Action (as defined herein), there is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind (including without limitation a proceeding, suit, claim or action, or an investigation, review or audit, involving any environmental Law or matter), judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of Seller, threatened or contemplated by or against or involving Seller, the Assets or the Brooklyn Business or Seller's officers, directors, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

         2.8      Tax Matters.

         To the best of Seller's knowledge, there are no facts or circumstances which could, directly or indirectly, subject Purchaser or any of its affiliates to Liability of any nature with respect to Taxes of Seller or subject the Assets to any Lien resulting from the failure to pay, withhold or otherwise satisfy outstanding Taxes of Seller or any other party.

         2.9      Benefit Plans.

         To the best of Seller's knowledge, there are no facts or circumstances which could, directly or indirectly, subject Purchaser or any of its affiliates to any Liability of any nature with respect to any pension, welfare, incentive, perquisite, paid time off, severance or other benefit plan, policy, practice or agreement sponsored, maintained or contributed to by Seller or any affiliate, to which Seller or any affiliate is a party or with respect to which Seller or any affiliate could have any Liability, other than Liabilities which are expressly assumed by Purchaser.

         2.10     Contracts and Commitment; No Default.

         Exhibit 1.1(a) contains an accurate and complete list and brief description of all machinery, tools, equipment and other tangible personal property (other than inventory and supplies) owned, leased or used by Seller in the operation of the Brooklyn Business, except for items having a cost of less than $5,000. Seller has provided Purchaser with either a copy of or a summary description of all leases and Liens relating thereto, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.

         2.11     Environmental and Safety Matters.

                  (a) To the best of Seller's knowledge and except for the DEC Action, there are no facts or circumstances which could, directly or indirectly, subject Purchaser or any of its affiliates to any Liability of any nature whatsoever arising out of or related to any pollution or


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

         threat to human health or the environment or violation of any Environmental and Occupational Safety and Health Law that is related in any way to Seller or any affiliate or any previous owner's or operator's management, use, control, ownership, or operation of the Assets, any property, or the Brooklyn Business, including without limitation, any on-site or off-site activities involving Environmentally Regulated Materials, and that occurred, existed, arose out of conditions or circumstances that occurred or existed, or was caused, in whole or in part, on or prior to the date hereof.

                  (b) To the best of Seller's knowledge and except for the DEC
         Action:

                           (i) All Environmental Permits (as hereinafter
                  defined) respecting the Brooklyn Business and the Assets have been obtained, are in full force and effect and Seller is in compliance therewith in all material respects.

                           (ii) There are no agreements, consent orders,
                  decrees, judgments, license or permit conditions or other orders or directives of any federal, state or local court, governmental agency or authority relating to Environmental Laws and pertaining to the past, present or future ownership, use, operation, sale, transfer or conveyance of the Leased Premises (as hereinafter defined) which require any change in the present condition of the Leased Premises or any work, repairs, construction, containment, clean-up, investigations, studies, removal or other remedial action or capital expenditures with respect to the Leased Premises.

                           (iii) There are no actions, suits, claims or
                  proceedings, pending or threatened, which could cause the occurrence of expenses or costs of any nature or description or which seek money damages, injunctive relief, remedial action or any other remedy that arise out of, relate to or result from (A) a violation or alleged violation of any applicable Environmental Law or non-compliance or alleged non-compliance with any Environmental Permit, (B) the presence of any Hazardous Substance or a Release or the threat of a Release on, at or from the Leased Premises or any property adjacent to or within the immediate vicinity of the Leased Premises, or (C) human exposure to any Hazardous Substance, noises, vibrations or nuisances of whatever kind to the extent the same arise from the condition of the Leased Premises or the ownership, use, operation, sale, transfer or conveyance thereof or the Brooklyn Business.

                           (iv) Seller's current operations are in compliance
                  with, Seller has not been charged with non-compliance with, Seller has not received any notice of alleged non-compliance with, and to the best of Seller's knowledge, Seller is not under investigation for its failure to comply in any respect with any and all statutes, laws, ordinances, rules, regulations, permits, licenses, orders and/or directives of any Governmental Agency, governing or regulating the presence, use generation, storage, transportation, handling, transferring, disposing, discharging or emitting of any materials or substances, or constituents or components thereof, that have been determined by a Governmental Agency to be of a hazardous, toxic or pollutive nature ("Regulated Materials").

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

                           (v) Except in a manner that is in compliance with
                  applicable law, no employee of Seller has been exposed to any Regulated Materials in the course of employment with Seller.

                           (vi) Without limiting the scope of the foregoing,
                  Seller has made available to Purchaser any and all environmental audit or similar reports and analyses within the possession or control of Seller or any Shareholder concerning the environmental compliance status of Seller or the Leased Premises and any presence thereon of any Hazardous Substances, pollutants, and contaminants.

         All capitalized terms used in this Section 2.11 and elsewhere in this Agreement and not heretofore defined shall have the meanings set forth below:

         "DEC Action" means that action commenced against Seller by the New York State Department of Environmental Conservation under Index No. CO2-20070112-1.

         "Environment" means any water or water vapor, land surface or subsurface, air, fish, wildlife, biota and all other natural resources.

         "Environmental Laws" means all federal, state an local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection, preservation or restoration of the Environment or governing the exposure to, use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities. The term Environmental Laws includes, without limitation, the following statutes, each as amended (i) the federal Clean Air Act; (ii) the federal Clean Water Act; (iii) the federal Resource Conservation and Recovery Act of 1976 ("RCRA"); (iv) the federal Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"); (v) the federal Toxic Substances Control Act; (vi) the federal Occupational Safety and Health Act of 1970; (vii) the federal Safe Drinking Water Act; and (viii) the federal Insecticide, Fungicide and Rodenticide Act.

         "Environmental Permits" means all permits, licenses, approvals, authorizations, consents, or registrations required by any applicable Environmental Law in connection with the ownership, use and/or operation of the Premises or the Brooklyn Business including, but not limited to, those relating to the storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances or the sale, transfer or conveyance of the Premises.

         "Governmental Agency" means any federal, state, local or foreign political subdivision, court, agency, or any other entity, body, organization or group, exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

         "Hazardous Substance" means, without limitation, any flammable materials, explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum based products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq. (CERCLA)), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq.), or any other applicable Environmental Law and regulations adopted and publications promulgated thereunder.

         "Improvements" means the buildings, structures and other improvements located upon the Premises.

         "Premises" for the purposes of this Section 2.11, shall mean any and all land now or previously owned, used, managed, occupied, possessed, leased or controlled by Seller related to the Brooklyn Business, including, but not limited to, the Leased Premises.

         "Release" has the same meaning as given to that term in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), and the regulations promulgated thereunder.

         2.12     Brokers.

         Neither Seller nor any of Seller's respective directors, officers, shareholders or employees have employed any broker, finder, or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to Seller for any such fee or commission to be claimed by any person or entity.

         2.13     Real Estate.

         Seller does not own, and the Assets do not include, a fee interest in any real property. The only real property used in the conduct of the Brooklyn Business is that which is used in the conduct of the Brooklyn Business and is commonly known as 1202 Metropolitan Avenue, Brooklyn, New York (the "Leased Premises" or the "Brooklyn Facility") which Seller currently leases from Kamper Realty LLC ("Landlord"). Except for the existing lease of the Leased Premises (the "Lease"), Seller is not a party to any leases, licenses or similar agreements for the use or occupancy of real property owned by a third party related to the Brooklyn Business. The Leased Premises have direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of the business presently conducted thereat. The Leased Premises are served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities conducted thereat. Seller has not received notice of any condemnation proceeding with respect to any portion of the Leased Premises or any access thereto, and to the best of Seller's knowledge, no such proceeding is contemplated by any governmental authority. Seller has not received notice of any special assessments which may affect the Leased Premises, and, to the best of Seller's knowledge, no such special assessment is contemplated by any government authority. All items of machinery and equipment used in the Brooklyn Business which constitute fixtures at the Leased Premises are the exclusive property of Seller, are included in the Assets, and Seller's conveyance of the same to Purchaser does not violate or conflict with the rights of Landlord or any other party.

         2.14     Inventory.

         The Inventory is being sold on an "as is, where is" basis, without representation or warranty. The amount of Inventory reported to Seller as of February 14, 2007 constituted Seller's Inventory at Seller's ordinary and usual book value.

         2.15     Permits and Licenses.

         To the best of Seller's knowledge, the Permits and Licenses constitute all licenses, permits, approvals required to conduct the Brooklyn Business as heretofore conducted. All Permits and Licenses are valid and in full force and effect. This Agreement and consummation of the transactions contemplated hereby will not terminate or adversely affect the existence, validity and continued effectiveness of any of the Licenses and Permits.

         2.16     Compliance with Law.

         To the best of Seller's knowledge and except as would not have a Material Adverse Effect, Seller is and has been in compliance with all laws, ordinances, regulations, orders, licenses, franchises, permits, decrees, or similar items applicable to it, its properties and assets, and to the operation of the Brooklyn Business, including, but not limited to such laws and regulations relating to protection of the public health or environment, waste disposal, hazardous substances or wastes and occupational health and safety.

         2.17     Accuracy of Information.

         No representation or warranty made by Seller in this Agreement or in any agreement, instrument, document, certificate, statement or letter furnished or to be furnished to Seller at the Closing in connection with any of the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omit or will omit to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made, and all of the foregoing completely and correctly present the information required or purported to be set forth herein or therein. Except for the bankruptcy filing and general economic and industry conditions generally known, there is no fact or circumstances known to Seller which adversely affects, or in the future, as now reasonably foreseen by Seller, is likely to adversely affect the conditions (financial or other), properties, assets, liabilities, business, or operations or reasonably foreseeable prospects of the Brooklyn Business and Assets which have not been set forth in this Agreement. The representations and warranties contained in this Article 2 or elsewhere in this Agreement or any document delivered pursuant hereto will not be affected or deemed waived by reason of the fact that Seller or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect. All representations, warranties, covenants and agreements of Seller shall be true and complete as of the Closing and shall terminate at the Closing.

         2.18     Seller's Knowledge.

         For the purposes of this Agreement, "the best of Seller's knowledge" or words of similar import mean the best knowledge after due inquiry of the following individuals: (a) Ronald Kampner, (b) Steven Stabile, and (c) John Pica.

3.       REPRESENTATIONS AND WARRANTIES OF PURCHASER.

         Purchaser represents and warrants to Seller as of the date hereof as follows:

         3.1      Corporate Organization.

         Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

         3.2      Authorization.

         Purchaser has all the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The Board of Directors of Purchaser has taken all action required by law, its articles of incorporation and bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and no action of the stockholders of Purchaser is required. This Agreement has been duly and validly executed and delivered by Purchaser. This Agreement is a valid and binding legal obligation of Purchaser enforceable against it in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of applicability relating to or affecting creditors' rights and general principals of equity.

         3.3      Non-Contravention.

         Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will: (i) violate any provision of the articles of incorporation or bylaws of Purchaser; or (ii) violate, be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to, any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which Purchaser is a party or by which Purchaser or any of its properties or assets is or may be bound (unless with respect to which defaults or other rights, requisite waivers or consents shall have been obtained at or prior to the Closing) or (iii) result in the creation or imposition of any Lien, upon any property or assets of Purchaser under any debt, obligation, contract, agreement or commitment to which Purchaser is a party or by which Purchaser or any of its assets or properties is or may be bound; or (iv) violate any Law of any Authority.

         3.4      Consents and Approvals.

         Subject only to Bankruptcy Court Approval, no Consent is required by any person or entity, including without limitation any Authority, in connection with the execution, delivery and performance by Purchaser of this Agreement, or the consummation of the transactions contemplated herein.

         3.5      Brokers.

         Except as set forth in the Disclosure Schedule, neither Purchaser, nor any of its officers, directors or employees have employed any broker, finder, or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to Purchaser for any such fee or commission to be claimed by any person or entity.

         3.6      Accuracy of Information.

         No representation or warranty made by Purchaser in this Agreement or in any agreement, instrument, document, certificate, statement or letter furnished or to be furnished to Seller at the Closing by or on behalf of Purchaser in connection with any of the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omit or will omit to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made, and all of the foregoing completely and correctly present the information required or purported to be set forth herein or therein. There is no material fact as of the date hereof which has not been disclosed in writing to Seller to which Purchaser has knowledge, related to the subject matter of this Agreement. The representations and warranties contained in this Article 3 or elsewhere in this Agreement or any document delivered pursuant hereto will not be affected or deemed waived by reason of the fact that Seller or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect.

4.       COVENANTS OF THE PARTIES

         4.1      Conduct of Business of Seller.

         Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, Seller will conduct the Brooklyn Business and its operations according to its ordinary and usual course of business, to use its best efforts to preserve substantially intact the Brooklyn Business and to use its best efforts to preserve its current relationships with customers, employees, suppliers and other persons with which it has significant business relations. Without limiting the generality of the foregoing, and, except as otherwise expressly provided in this Agreement, prior to the Closing Date, without the prior written consent of Purchaser, Seller will not:

                  (a) sell, transfer, or otherwise dispose of any of the properties or assets (real, personal or mixed, tangible or intangible) of the Brooklyn Business, other than in the ordinary course of business and consistent with past practice;

                  (b) terminate, enter into or amend in any material respect any contract, agreement, lease, license or commitment necessary for the operation of the Brooklyn Business, or take any action or omit to take any action which will cause a breach, violation or default (however defined) under any such items, except in the ordinary course of business and consistent with past practice;

                  (c) (i) enter into any contract, commitment or arrangement exceeding $10,000 in value for the Brooklyn Business other than for acquisition of Inventory for the Brooklyn Business entered into in the ordinary course of business and consistent with past practice or (ii) enter into sales orders for the Brooklyn Business other than those which are entered into in the ordinary course of business and consistent with past practice or (iii) enter into acquisitions of Assets unrelated to the Brooklyn Business other than those which are in the ordinary course of business and consistent with past practice and not exceeding $10,000 in connection with any contract, commitment or arrangement, or (iv) enter into other sale orders except those which are individually less than $250,000 and on arms length terms and conditions; provided no single sales order or related sales orders is in excess of $250,000, such consent not to be unreasonably withheld or delayed;

                  (d) otherwise effect any change in its condition (financial or other), properties, assets, liabilities, business, operations or prospects except changes in the ordinary course of its business and consistent with its past practice and which do not, either in any case or in the aggregate, have a Material Adverse Effect on the Brooklyn Business or the Assets;

                  (e) agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect in any material respect;

                  (f) sell or otherwise transfer any Inventory after the physical inventory provided for in Section 1.5(a)(i).

         4.2      Full Access to Purchaser.

         Subject to the confidentiality agreement dated February 15, 2007, throughout the period prior to the Closing, Seller will afford to Purchaser, and its directors, officers, employees, counsel, accountants, investment advisors and other authorized representatives and agents, access to the facilities, properties, books and records of its business in order that Purchaser may have full opportunity to make such investigations as it shall desire to make of the affairs of the Brooklyn Business and the Assets. Seller will furnish such additional financial and operating data and other information as Purchaser will, from time to time, reasonably request, including without limitation access to the working papers of its independent certified public accountants; provided, however, that any such investigation will not affect or otherwise diminish or obviate in any respect any of the representations and warranties of Seller herein.

         4.3 Bankruptcy Court Approval; Other Filings; Consents; Removal of Objections.

                  (a) As promptly as practicable after the date hereof but in no event later than March 12, 2007, Seller will file, with the Bankruptcy Court, a motion seeking an order in form and substance reasonably satisfactory to Purchaser authorizing performance by Seller of its obligations hereunder in a form and in substance reasonably satisfactory to Purchaser ("Sale Order"). Seller will promptly make any filings, take all actions and use its best efforts to obtain any and all other approvals and orders necessary or appropriate for the consummation of the transactions contemplated hereby ("Bankruptcy Court Approval"). The Sale Order will contain a finding that Purchaser is a buyer in good faith within the meaning of Section 363(m) of the Bankruptcy Code, and will authorize the parties to perform all provisions of this Agreement.

                  (b) If the Sale Order or any other orders of the Bankruptcy Court relating to this Agreement are appealed by any party (or a post hearing motion, including without limitation a motion for amended findings or reconsideration or stay pending appeal, is filed with respect to such order, or a petition for certiorari or motion for rehearing or re-argument is filed with respect to such appeal), Seller will take all steps as may be reasonable and appropriate to prosecute such appeal, petition or motion, or defend against such appeal, petition or motion, and Purchaser will cooperate in such efforts, and each of Purchaser and Seller will use its best efforts to obtain an expedited resolution of any such appeal; provided, however, nothing herein will preclude Seller or Purchaser from consummating the transactions contemplated herein and waiving the requirement that the Sale Order or other orders are final.

                  (c) Purchaser hereby waives the provisions of Federal Rule of Bankruptcy Procedure 6004(g).

         4.4      Break-up Fee.

         Subject only to approval by the Bankruptcy Court, in the event the Bankruptcy Court authorizes (by entering a order confirming a Plan of Reorganization or by separate order) Seller to sell the Assets (through a sale of assets, sale of stock, merger or otherwise) to a third party ("Alternative Transaction"), and provided this Agreement has not been terminated because of a material breach of Purchaser's obligations, representations or warranties hereunder, and subject to the further provisions of this Section 4.4, Seller will pay to Purchaser Fifty Thousand Dollars ($50,000) ("Break-up Fee"). The Break-up Fee will become due in immediately available funds upon the earlier to occur of (a) closing of an Alternative Transaction, or (b) the 45th day following the date that the court approves the Alternative Transaction.

         Unless required by the Bankruptcy Court, Seller will not consider an Alternative Transaction unless, at a minimum, the Alternative Transaction (a) provides for aggregate consideration of at least One Hundred Thousand Dollars

($100,000) in excess of the value of the Purchase Prince, on terms not materially more burdensome or conditional to Seller than the terms of this Agreement and (b) a deposit of Two Hundred Thousand Dollars ($200,000) is posted by the third party. Purchaser will have the right to further bid in excess of any such overbid, and in connection with such overbid shall be entitled to a credit against such overbid in the amount of the Break-up Fee.

         4.5      Further Assurances; Cooperation; Notification.

                  (a) Each party hereto will, before, at and after Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the request of Purchaser and without further consideration, Seller will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Purchaser may reasonably deem necessary or desirable in order to more effectively consummate the transactions contemplated hereby and to vest in Purchaser good and marketable title to, all of the Assets, to put Purchaser in actual possession and operating control thereof and to assist Purchaser in exercising all rights with respect thereto, without further cost or expense to Purchaser.

                  (b) At all times from the date hereof until the Closing, each party will promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such party to satisfy the conditions specified in this Article 4.

         4.6      Supplements to Representations and Warranties.

         Not more than five (5) days or less than three (3) days prior to the Closing, Seller will supplement or amend the representations and warranties contained in this Agreement.

         4.7      Public Announcements.

         Except as required to obtain Bankruptcy Court approval of this Agreement, none of the parties hereto will make any public announcement with respect to the transactions contemplated herein without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed; provided, however, that Purchaser may make such filings with the Securities and Exchange Commission as it believes are appropriate and issue press releases as it deems appropriate.

         4.8      Tax Matters.

                  (a) The parties hereto will cooperate to make any necessary filings with state and local or foreign taxing Authorities and to furnish any required supplemental information with respect to any state and local or foreign Tax liabilities resulting from the consummation of the transactions contemplated herein.

                  (b) Seller will file all federal, foreign and state income Tax Returns for Seller reflecting all activities of Seller through and including the Closing Date.

                  (c) Seller and Purchaser will:

                           (i) each provide the other with such assistance as
                  may reasonably be requested by any of them in connection with the preparation of any Tax Return, audit or other examination by any taxing Authority or judicial or administrative proceedings relating to liability for Taxes,

                           (ii) each retain and provide the other with any
                  records or other information which may be relevant to such Tax Return, audit or examination, proceeding or determination,

                           (iii) each provide the other with any final
                  determination of such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other for any period, and

                           (iv) without limiting the generality of the
                  foregoing, Seller and Purchaser will retain, until the applicable statutes of limitations (including all extensions) have expired, copies of all Tax Returns, supporting work schedules and other records or information which may be relevant to such Tax Returns for all Tax periods or portions thereof ending on or before the Closing Date and will not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

         4.9      Change of Name.

         As soon as reasonably feasible after the Closing, Seller will discontinue using, in any commercial respect, the name "Right-Way" or any variation thereof, and Seller will promptly take all reasonable steps, subject to Bankruptcy Court Approval, to amend its Articles of Organization to change its name to a name which does not include "Right-Way"; provided that Seller shall not be obligated to seek shareholder approval for such a change of name.

         4.10     Conditions.

         Seller shall use its commercially reasonable efforts to cause all conditions for the Closing as set forth in this Agreement to be met.

5.       CONDITIONS TO PURCHASER'S OBLIGATIONS.

         Notwithstanding any other provision of this Agreement to the contrary, the obligation of Purchaser to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing of each of the following conditions:

         5.1      Representations and Warranties True.

         The representations and warranties of Seller contained in this Agreement will be in all material respects true, complete and accurate as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct in all material respects at the Closing with respect to such date or period.

         5.2      Performance.

         Seller will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Seller on or prior to the Closing.

         5.3      Bankruptcy Court Approval.

         The Bankruptcy Court has entered the Sale Order on or before April 11, 2007.

         5.4      Certificate(s) of Counsel to Seller.

         Seller shall have caused to be filed with the Bankruptcy Court a Certificate of Service executed by bankruptcy counsel to Seller certifying service of the motion to approve the Sale Order contemplated by this Agreement to all creditors (as that term is defined in the Bankruptcy Code) including all parties to contracts with Seller.

         5.5      Required Approvals and Consents.

                  (a) All action required by law and otherwise to be taken by Seller to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

                  (b) All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and Purchaser will have received copies thereof.

                  (c) The Bankruptcy Court shall have entered the Sale Order.

         5.6      Adverse Changes.

         There shall have been no Material Adverse Effect on the Assets or the Brooklyn Business since the date of this Agreement.

         5.7      No Proceeding or Litigation.

         No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would individually or in the aggregate, otherwise have a Material Adverse Effect on the Brooklyn Business or Assets.

         5.8      Legislation.

         No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.
         5.9      Certificates.

         Purchaser will have received such certificates of Seller, in a form and substance reasonably satisfactory to Purchaser, dated the Closing Date, to evidence compliance with the conditions set forth in this Article 5 and such other matters as may be reasonably requested by Purchaser.

         5.10     Appropriate Documentation.

         Purchaser will have received, in a form and substance reasonably satisfactory to Purchaser and its counsel, dated the Closing Date, all bills of sale, deeds, assignments, consents and other conveyance and transfer documentation consistent with the negotiated provisions of this Agreement and necessary to vest title in the Assets with Purchaser and otherwise consummate the terms of this transaction.

          5.11    Purchaser Lease.

         On or prior to Closing, the Landlord shall have entered into a new lease with Purchaser regarding the Brooklyn Facility (the "Purchaser Lease") upon terms and conditions set forth in the form of lease agreed by the Landlord and Purchaser prior to the executing of this Agreement by Purchaser and the Lease shall be terminated on the Closing Date.

          5.12    Employment Agreement.

         Purchaser shall have entered into an agreement for the employment after the Closing of Ronald Kampner on terms mutually agreed to by Purchaser and Seller.

          5.13    Environmental Due Diligence.

         Purchaser shall have completed its environmental due diligence investigation of the Brooklyn Business property and shall not have exercised its rights under Section 7.3 to terminate this Agreement.

         5.14     Schedule of Receivables and Inventory.

         Seller shall provide a list of all accounts receivable of Seller and Inventory of Seller as of the Closing Date.

         5.15 Aging Schedule.

         Seller shall provide the aging schedule of all trade accounts receivable of Seller as of the Closing Date.

6.       CONDITIONS TO OBLIGATIONS OF SELLER.

         Notwithstanding anything in this Agreement to the contrary, the obligation of Seller to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing of each of the following conditions:

         6.1      Representations and Warranties True.

         The representations and warranties of Purchaser contained in this Agreement will be in all material respects true, complete and accurate as of the date when made and at and as of the Closing, as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct in all material respects at the Closing with respect to such date or period.

         6.2      Performance.

         Purchaser will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing.

         6.3      Required Approvals and Consents.

                  (a) All action required by law and otherwise to be taken by Purchaser to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

                  (b) All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and Seller will have received copies thereof.

                  (c) The Bankruptcy Court shall have entered the Sale Order.

         6.4      No Proceeding or Litigation.

         No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would individually or in the aggregate, otherwise have a Material Adverse Effect on Purchaser's business, financial condition, prospects, assets or operations.

         6.5      Legislation.

         No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

         6.6      Certificates.

         Purchaser will have furnished to Seller such certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 6 as Seller may reasonably request.

         6.7      Payment of Consideration.

         Seller will have received satisfactory evidence that the actions to be taken and documents to be delivered pursuant to Section 1.3 have been taken or delivered, as the case may be.



7.       TERMINATION AND ABANDONMENT.

         7.1      Termination by Mutual Consent.

         This Agreement may be terminated at any time prior to the Closing by the written consent of Seller and Purchaser.

         7.2      Termination by Either Seller or Purchaser.

         Either Seller or Purchaser may terminate this Agreement if:

                  (a) the Closing shall not have been consummated by 5:00 p.m. (Boston, Massachusetts) on April 13, 2007 (provided that the right to terminate this Agreement under this Subsection 7.2(a) will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date); or

                  (b) any court of competent jurisdiction in the United States or some other governmental body or regulatory authority will have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Closing or permitting consummation of the Closing only subject to a condition or restriction unacceptable to either party and such order, decree, ruling or other action shall have become final and nonappealable.



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

         7.3      Termination by Purchaser.

         Purchaser may terminate this Agreement at any time prior to the Closing Date if:

                  (a) Seller fails to comply in any material respect with any of the covenants, conditions or agreements contained in this Agreement required to be performed or complied with by Seller prior to the Closing Date;

                  (b) any representation or warranty of Seller contained in this Agreement is or becomes untrue or incorrect in any material respect (except for changes permitted by this Agreement and those representations which address matters only as of a particular date that remain true and correct as of such date);

                  (c) the sale of the Assets is subject to any stay, or if any order of the Bankruptcy Court approving, modifying or confirming this Agreement, providing for notice of any related court hearing, overruling any objection to this Agreement, or rejecting any purportedly "higher and/or better" offer(s) for the Assets, is materially modified or vacated by the Bankruptcy Court, or appealed by anyone and such person obtains an order staying consummation of any of the transactions contemplated by this Agreement, staying the occurrence of the Closing Date, or delaying the mailing or publication of any required notice. Seller shall provide Purchaser with written notice of any such modification, appeal or stay immediately upon receipt of notice thereof, which notice to Purchaser shall contain a copy of the notice of appeal or any other applicable pleadings applications or orders.

         7.4      Termination by Seller.

         This Agreement may be terminated prior to the Closing Date by action of Seller if:

                  (a) Purchaser fails to comply in any material respect with any of the covenants, conditions or agreements contained in this Agreement required to be performed on or complied with by Purchaser prior to the Closing Date; or

                  (b) any representation or warranty of Purchaser contained in this Agreement is or becomes untrue or incorrect in any material respect (except for changes permitted by this Agreement and those representations which address matters as of a particular date that remain true and correct as of such date).

         7.5      Procedure and Effect of Termination.

         In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by Seller or Purchaser pursuant to this Article 7, written notice will be given to the other party and this Agreement will terminate (other than Sections 4.4, 4.7 and this Section 7.5 and the transactions contemplated hereby will be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                  (a) Upon request therefor, each of the parties hereto will redeliver all documents, work papers and other material of the other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

                  (b) No party will have any liability for a breach of any representation, warranty, agreement, covenant or the provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof; and

                  (c) All filings, applications and other submissions made pursuant to the terms of this Agreement will, to the extent practicable, be withdrawn from the agency or other person to which made.

8.       SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         All representations, warranties and agreements of the parties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Closing.

9.       WARRANTY CLAIMS.

         Purchaser is not assuming any warranty or related liability for goods and products sold by Seller prior to Closing.

10.      MISCELLANEOUS PROVISIONS.

         10.1     Expenses.

         Purchaser and Seller will each bear their own costs and expenses relating to the transactions contemplated hereby, including without limitation, fees and expenses of legal counsel, accountants, investment bankers, brokers or finders, printers, copiers, consultants or other representatives for the services used, hired or connected with the transactions contemplated hereby; provided, however, that to the extent that sales or use taxes are payable with respect to the sale of Assets under this Agreement, such taxes shall be payable by Purchaser. Any costs and risks of loss of delivery of Assets to locations other than their locations on the Closing Date shall be borne by Purchaser.

         10.2     Amendment and Modification.
         This Agreement may not be amended or modified except by means of a writing duly executed by each of the parties hereto.

         10.3     Waiver of Compliance; Consents.

         Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent will be given in writing in the same manner as for waivers of compliance.

         10.4     No Third Party Beneficiaries.

         Nothing in this Agreement will entitle any Employee, other person or entity (other than a party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

         10.5     Notices.

         All notices, requests, demands and other communications required or permitted hereunder will be made in writing and will be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; (ii) on the earlier of the fifth (5th) day after mailing or the date of the return receipt acknowledgment, if mailed, postage prepaid, by certified or registered mail, return receipt requested; (iii) on the date of transmission, if sent by facsimile, electronic mail or other similar telegraphic communications equipment and receipt thereof is confirmed telephonically; or (iv) if sent by overnight delivery by Federal Express or other reputable overnight courier, on the date after delivery to such courier for overnight delivery:

                  If to Seller:

                  To:      Right-Way Dealer Warehouse, Inc.
                           16 Mt. Ebo Road South
                           Brewster, NY 10509

                  With a copy to:

                           Hanify & King PC
                           One Beacon street
                           21st Floor
                           Boston, MA 02108
                           Attn:  Harold B. Murphy, Esq.
                           Tel:  617-423-0400
                           Fax:  617-423-0498


or to such other person or address as Seller will furnish to the other parties hereto in writing in accordance with this subsection.

                  If to Purchaser

                  To:      Five Star Products, Inc.
                           10 East 40th Street, Suite 3110
                           New York, NY 10016
                           Attn: John Belknap

                  With a copy to:

                           Day Pitney LLP
                           7 Times Square
                           New York, NY
                           Attn: Frank E. Lawatsch, Jr., Esq.
                           Tel:  212-298-5830
                           Fax: 212-682-3485

or to such other person or address as Purchaser will furnish to the other party hereto in writing in accordance with this subsection.

         10.6     Assignment.

         This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties, provided, however, that Purchaser may assign its rights (but not its obligations) under this Agreement, in whole or in any part, and from time to time, to a wholly owned, direct or indirect, subsidiary of Purchaser.

         10.7     Governing Law.

         This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the internal substantive laws of the Commonwealth of Massachusetts (without regard to the laws of conflict that might otherwise apply) as to all matters.

         10.8     Counterparts.

         This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.9     Headings.

         The table of contents and the headings of the sections and subsections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

         10.10    Entire Agreement.

         This Agreement and the exhibits and other writings referred to in this Agreement are part of this Agreement, together they embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as this "Agreement" or the "Agreement". There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement; provided, that the confidentiality agreement between Purchaser and Seller, dated February 15, 2007, shall remain in full force and effect. Any provision of this Agreement that becomes invalid or unenforceable under applicable Law will be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement will continue in full force and effect.

         10.11    Certain Definitions.

         For purposes of this Agreement, the terms:

                  (a) "Material Adverse Effect" means any event or condition which, individually or cumulatively with other events or conditions, has caused or is reasonably likely to cause material adverse change in or material adverse effect on (i) the current or future business, customers, customer relations, operations, properties, working capital condition (financial or otherwise), assets, properties, liabilities or prospects of the Brooklyn Business, taken as a whole, or (ii) which would prevent Seller, on the one hand, or Purchaser, on the other hand, from consummating the transactions contemplated hereby.

                  (b) "Plans" mean any and all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and any other plans, funds, arrangements or practices subject in whole or in part to ERISA.

                  (c) "Taxes" means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real or personal property, windfall profits, customs, duties or other taxes, fees, assessments, charges or levies of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

                  (d) "Tax Returns" means all returns, declarations, reports, statements and other documents required to be filed with any Authority in respect of Taxes, and the term "Tax Return" means any one of the foregoing Tax Returns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


FIVE STAR PRODUCTS, INC.               RIGHT-WAY DEALER WAREHOUSE, INC.


By:      JOHN BELKNAP                  By:      RONALD KAMPNER
Its:     President                     Its:     CEO

                                LIST OF EXHIBITS


Name of Exhibit                                          Number of Exhibit

List of Assets to be Purchased                           Exhibit 1.1(a)

                                Exhibit 1.1(a)(i)
         Owned equipment used in the operation of the Brooklyn Business


Office Furniture and Equipment     Desks, chairs, file cabinets, copier,
                                   fax machine, calculators

                                            AT&T Merlin Phone System


Motor Vehicles                     2000 Mitsubishi Truck, financed through
                                   Irwin Commercial, $605.83/month ending
                                   12/01/09


Warehouse Equipment                Racking, CCTV security system, alarm
                                   System, bailer, snowblower, (2) forklifts,
                                   (2) pallet jacks


Data Processing Equipment          (4) Barcode scanners, credit card terminal

                                   Assorted networking hardware including
                                   (2) switches, router, wireless router


Leasehold Improvements             Offices, restrooms, heaters, emergency
                                   Lighting, heated air curtain

                              Exhibit 1.1(a)(viii)
                         Trade Names and Marks of Seller


Right-Way Dealer Warehouse